                                                                     EXHIBIT 3.1
                                                                     -----------

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CORECHANGE, INC.

     FIRST. The name of the Corporation is: Corechange, Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 8,000,000 shares, consisting of (i) 6,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and
(ii) 2,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

     1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.


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     4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     FIFTH. The name and mailing address of the sole incorporator are as follows:

     NAME                      MAILING ADDRESS

     Ulf Arnetz                c/o Corechange, Inc.
                               260 Franklin Street
                               Boston, MA  02110

     SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.   Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.


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     SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. 1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all


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the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

     3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.


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     6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf


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in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EXECUTED on May 12, 1997.

                                   /s/ Ulf Arnetz
                                   ---------------------------------------------
                                   Incorporator


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                              CERTIFICATE OF MERGER

                                       OF

                                 CORECHANGE, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                      INTO

                                CORECHANGE, INC.

                            (A DELAWARE CORPORATION)

     Corechange, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent entities of the merger is as follows:



               NAME                          STATE OF DOMICILE
          Corechange, LLC                        Delaware
          Corechange, Inc.                       Delaware


     SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Subsection
(c) of Section 264 of the General Corporation Law of the State of Delaware and Subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

     THIRD: That the name of the surviving corporation of the merger is Corechange, Inc.

     FOURTH: That the Certificate of Incorporation of Corechange, Inc., a Delaware corporation which will survive, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business shall be 260 Franklin Street, Boston, MA 02110.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation or any member of any constituent limited liability company.

     SEVENTH: That this Certificate of Merger shall be effective upon the filing of this Certificate of Merger.

     IN WITNESS WHEREOF, Corechange, Inc. has caused this Certificate to be executed by its President this 12th day of May, 1997.


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                                     CORECHANGE, INC.
                                     (a Delaware corporation)

                                     By: /s/ Ulf Arnetz
                                        ---------------------------------------
                                             President


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                 Certificate of Designation of Preferred Stock
                                       of
                                Corechange, Inc.
                                to be Designated
                   Series I Junior Convertible Preferred Stock

     Corechange, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the

Certificate of Incorporation and in accordance with the provisions of Section

151 of the General Corporation Law of the State of Delaware, certifies that the

Board of Directors of the Corporation, by unanimous written consent acting in accordance with Section 141(f) of the General Corporation Law of the State of

Delaware, duly adopted the following resolution:

     RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate"), a series of Preferred Stock of the Corporation be and hereby is established, consisting of 413,635 shares, to be designated "Series I Junior Convertible Preferred Stock", $0.01 par value per share (hereinafter "Series I Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series I Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series I Stock shall be as follows:

     1.   DIVIDENDS.

          (a) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series I Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series I Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series I Stock is then convertible.

          (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such


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

repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     2.   LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series I Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series I Stock (collectively referred to as "Senior to Series I Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series I Stock (such Common Stock and other stock being collectively referred to as "Junior to Series I Stock") by reason of their ownership thereof, an amount equal to $6.38 for each share of Series I Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series I Stock the full amount to which they shall be entitled, the holders of shares of Series I Stock and any class or series of stock ranking on liquidation on a parity with the Series I Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Senior to I Series Stock, Series I Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series I Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to I Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A merger or consolidation of the Corporation into or with another corporation, or a sale of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.

     3.   VOTING.

          (a) Each holder of outstanding shares of Series I stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series I Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series I Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) The number of authorized shares of Series I Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series I Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     4. OPTIONAL CONVERSION. The holders of the Series I Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series I Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.38 by the Series I Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series I Stock without the payment of additional consideration by the holder thereof (the "Series I Conversion Price") shall initially be $6.38. The initial Series I Conversion Price, and the rate at which shares of Series I Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series I Stock.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series I Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Series I Conversion Price.

          (c) MECHANICS OF CONVERSION.

              (i) In order for a holder of Series I Stock to convert shares of Series I Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series I Stock, at the office of the transfer agent for the Series I Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series I Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series I Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

              (ii) The Corporation shall at all times when the Series I Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series I Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series I Stock. Before taking any action which would cause an adjustment reducing the Series I Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series I Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series I Conversion Price.

              (iii) Upon any such conversion, no adjustment to the Series I Conversion Price shall be made for any accrued and unpaid dividends on the Series I Stock surrendered for conversion or on the Common Stock delivered upon conversion.

              (iv) All shares of Series I Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series I Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series I Stock accordingly.

          (d) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date on which shares of Series I Stock is first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Series I Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series I Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series I Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series I Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series I Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series I Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series I Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series I Stock had been converted into Common Stock on the date of such event.

          (f) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series I Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series I Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series I Stock; and provided further, however, that no such adjustment shall be made if the holders of Series I Stock simultaneously receive a dividend of other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series I Stock had been converted into Common Stock on the date of such event.

          (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series I Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series I Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series I Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series I Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series I Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series I Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series I Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series I Stock.

          (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series I Stock against impairment.

          (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series I Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series I Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series I Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series I Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series I Stock.

          (k)   NOTICE OF RECORD DATE. In the event:

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the
                    Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series I Stock, and shall cause to be mailed to the holders of the Series I Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

               (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

               (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.   MANDATORY CONVERSION.

          (a) On the Mandatory Conversion Date (as defined below), (i) all outstanding shares of Series I Stock shall automatically be converted into shares of Common Stock, at the then current Series I Conversion Price and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series I Stock, and all provisions included under the caption "Series I Stock" in this Certificate, and all references to the Series I Stock in this Certificate, shall be deleted and shall be of no further force or effect. For purposes of this Section 5, the Mandatory Conversion Date shall occur upon the first to occur of the following:

              (A) upon the closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation; or

              (B) the date on which there are issued and outstanding a number of shares of Series I Stock equal to less than 50% of the total number of shares of Series I Stock ever issued by the Corporation (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

          (b) All holders of record of shares of Series I Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series I Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series I Stock at such holder's address last shown on the records of the transfer agent for the Series I Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series I Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series I Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series I Stock has been converted, and payment of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series I Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series I Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series I Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series I Stock accordingly.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation of Preferred Stock of the Corporation to be signed on its behalf by its President this 20th day of June, 1997.

                                   CORECHANGE INC.

                                   By: /s/ Neil Gelfand
                                      -----------------------------------------
                                        Neil Gelfand, Vice President

                  Certificate of Designation Of Preferred Stock
                                       of
                                Corechange, Inc.
                                To be Designated
                  Series II Junior Convertible Preferred Stock

     Corechange, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the

Certificate of Incorporation and in accordance with the provisions of Section

151 of the General Corporation Law of the State of Delaware, certifies that the

Board of Directors of the Corporation, by unanimous written consent acting in accordance with section 141(f) of the General Corporation Law of the State of

Delaware, duly adopted the following resolution:

     RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate"), a series of Preferred Stock of the Corporation be and hereby is established, consisting of 336,021 shares, to be designated "Series II Junior Convertible Preferred Stock", $0.01 par value per share (hereinafter "Series II Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series II Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series II Stock shall be as follows:

     1.   DIVIDENDS.

          (a) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series II Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series II Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series II Stock is then convertible.

          (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

     2.   LIQUIDATION, DISSOLUTION OR WINDING UP.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series II Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series II Stock (collectively referred to as "Senior to Series II stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series II Stock (such Common Stock and other stock being collectively referred to as "Junior to Series II Stock"), by reason of their ownership thereof, an amount equal to $7.44 for each share of Series II Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series II Stock the full amount to which they shall be entitled, the holders of shares of Series II Stock and of Series I Stock (which shall rank on liquidation on a parity with the Series II Stock) and any other class or series of stock ranking on liquidation on a parity with the Series II Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Senior to Series I Stock, Series II Stock and Series I Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series II Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to I Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A merger or consolidation of the Corporation into or with another corporation, or a sale of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.

     3.   VOTING.

          (a) Each holder of outstanding shares of Series II Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series II Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series II Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) The number of authorized shares of Series II stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series II Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     4. OPTIONAL CONVERSION. The holders of the Series II stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series II Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.44 by the Series II Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of common Stock shall be deliverable upon conversion of Series II Stock without the payment of additional consideration by the holder thereof (the "Series II Conversion Price") shall initially be $7.44. The initial Series II Conversion Price, and the rate at which shares of Series II Stock may be converted into shares of common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series II Stock.

          (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series II Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Series II Conversion Price.

          (c) MECHANICS OF CONVERSION.

              (i) In order for a holder of Series II Stock to convert shares of Series II Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series II Stock, at the office of the transfer agent for the Series II Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series II Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series

II Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

              (ii) The Corporation shall at all times when the Series II Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series II Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to affect the conversion of all outstanding Series II Stock. Before taking any action which would cause an adjustment reducing the Series II Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series II Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series II Conversion Price.

              (iii) Upon any such conversion, no adjustment to the Series II Conversion Price shall be made for any accrued and unpaid dividends on the Series II Stock surrendered for conversion or on the Common Stock delivered upon conversion.

              (iv) All shares of Series II Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series II Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series II Stock accordingly.

          (d) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date on which shares of Series II Stock is first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Series II Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the original Issue Date combine the outstanding shares of common Stock, the Series II Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series II Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series II Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series II Conversion Price shall be recomputed accordingly as of the close of business an such record date and thereafter the Series II Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series II Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series II Stock had been converted into Common Stock on the date of such event.

          (f) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series II Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series II Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series II Stock; and provided further, however, that no such adjustment shall be made if the holders of Series II Stock simultaneously receive a dividend of other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series II Stock had been converted into Common Stock on the date of such event.

          (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series II Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series II Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series II Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h) ADJUSTMENT FOX MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series II Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series II Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series II Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series II Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series II Stock.

          (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series II Stock against impairment.

          (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series II Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series II Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series II Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series II Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series II Stock.

          (k) NOTICE OF RECORD DATE. In the event:

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii)of any reclassification of the Common Stock of the
                    Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series II Stock, and shall cause to be mailed to the holders of the Series II Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

               (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

               (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.   MANDATORY CONVERSION.

          (a) On the Mandatory Conversion Date (as defined below), (i) all outstanding shares of Series II Stock shall automatically be converted into shares of Common Stock, at the then current Series II Conversion Price and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series II Stock, and all provisions included under the caption "Series II Stock" in this Certificate, and all references to the Series II Stock in this Certificate, shall be deleted and shall be of no further force or effect. For purposes of this Section 5, the Mandatory Conversion Date shall occur upon the first to occur of the following:

              (A) upon the closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation; or

              (B) the date on which there are issued and outstanding a number of shares of Series II Stock equal to less than 50% of the total number of shares of Series II Stock ever issued by the Corporation (subject, to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

          (b) All holders of record of shares of Series II Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series II Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series II Stock at such holder's address last shown on the records of the transfer agent for the Series II Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series II Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series II Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common stock into which such Series II Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series II Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series II stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series II Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series II Stock accordingly.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation of Preferred Stock of the Corporation to be signed on its behalf by its President this 20th day of June, 1997.

                                      CORECHANGE INC.

                                      By: /s/ Neil Gelfand
                                         --------------------------------------
                                          Neil Gelfand, Vice President

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION
                              OF PREFERRED STOCK OF
                                CORECHANGE, INC.
          TO BE DESIGNATED SERIES I JUNIOR CONVERTIBLE PREFERRED STOCK
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                          OF DELAWARE ON JUNE 20, 1997

         Corechange, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation"),

         DOES HEREBY CERTIFY:

          1.   The name of the corporation is Corechange, Inc.

          2. That a Certificate of Designation of Preferred Stock of Corechange, Inc.to be Designated Series I Junior Convertible Preferred Stock was filed by the Secretary of State of Delaware on June 20, 1997 (the "Certificate") and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate to be corrected as follows:

         The number of shares of stock to be designated as Series I Junior Convertible Preferred Stock in the first sentence of the resolution set forth in said Certificate is incorrect.

          4. The Certificate is corrected by replacing the number 413,635 in the first sentence of the resolution set forth in said Certificate with the number 413,965 in lieu thereof.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Correction to be signed by its Vice President this 27th day of June, 1997.



                                         CORECHANGE, Inc.

                                         By:      /s/  Neil Gelfand
                                                  ------------------------------
                                                  Neil Gelfand, Vice President

                  Certificate of Designation of Preferred Stock
                                       of
                                Corechange, Inc.
                                To be Designated
                  Series III Junior Convertible Preferred Stock

         Corechange, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the

Certificate of Incorporation and in accordance with the provisions of Section

151 of the General Corporation Law of the State of Delaware, certifies that the

Board of Directors of the Corporation, by unanimous written consent acting in accordance with Section 141(f) of the General corporation Law of the State of

Delaware, duly adopted the following resolution:

         RESOLVED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate"), a series of Preferred Stock of the Corporation be and hereby is established, consisting of 215,000 shares, to be designated "Series III Junior Convertible Preferred Stock", $0.01 par value per share (hereinafter "Series III Stock"); that the Board of Directors be and hereby is authorized to issue such shares of Series III Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and that, subject to the limitations provided by law and by the Certificate, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series III Stock shall be as follows:

         1. DIVIDENDS.

            (a) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series III Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series III Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series III Stock is then convertible.

            (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2. LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series III Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series III Stock (collectively referred to as "Senior to Series III Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series III Stock (such Common Stock and other stock being collectively referred to as "Junior to Series III Stock") by reason of their ownership thereof, an amount equal to $7.49 for each share of Series III Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series III Stock the full amount to which they shall be entitled, the holders of shares of Series III Stock and of Series I Stock and Series II Stock (which shall rank on liquidation on a parity with the Series III Stock) and any other class or series of stock ranking on liquidation on a parity with the Series III Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

            (b) After the payment of all preferential amounts required to be paid to the holders of Senior to Series III stock, Series III Stock, Series II Stock and Series I Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series III Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to III Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

            (c) A merger or consolidation of the Corporation into or with another corporation, or a sale of all or substantially all the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2.

         3. VOTING.

            (a) Each holder of outstanding shares of Series III Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series III Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions establishing any other series of Preferred Stock, holders of Series III Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) The number of authorized shares of Series III Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series II Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

         4. OPTIONAL CONVERSION. The holders of the Series III Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) RIGHT TO CONVERT. Each share of Series III Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.49 by the Series III Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series III Stock without the payment of additional consideration by the holder thereof (the "Series III Conversion Price") shall initially be $7.49. The initial Series III Conversion Price, and the rate at which shares of Series III Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series III Stock.

            (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series III Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Series III Conversion Price.

            (c) MECHANICS OF CONVERSION.

                (i) In order for a holder of Series III Stock to convert shares of Series III Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series III Stock, at the office of the transfer agent for the Series III Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series III Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series III Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                (ii) The Corporation shall at all times when the Series III Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series III Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series III Stock. Before taking any action which would cause an adjustment reducing the Series III Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series III Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series III Conversion Price.

                (iii) Upon any such conversion, no adjustment to the Series III Conversion Price shall be made for any accrued and unpaid dividends on the Series III Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                (iv) All shares of Series III Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series III Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series III Stock accordingly.

            (d) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date on which shares of Series III Stock is first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Series III Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series III Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series II Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series III Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of
            shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series III Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series III Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series III Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series III Stock had been converted into Common Stock on the date of such event.

            (f) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series III Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received bad their Series III Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series III Stock; and provided further, however, that no such adjustment shall be made if the holders of series III Stock simultaneously receive a dividend of other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series III Stock had been converted into Common Stock on the date of such event.

            (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series III Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series III Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series III Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (h) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series III Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series III Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series III Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series III Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series III Stock.

            (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series III Stock against impairment.

            (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series III Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series III Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series III Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series III Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series III Stock.

            (k) NOTICE OF RECORD DATE. In the event:

                (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series III stock, and shall cause to be mailed to the holders of the Series III Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5. MANDATORY CONVERSION.

            (a) On the Mandatory Conversion Date (as defined below), (i) all outstanding shares of Series III Stock shall automatically be converted into shares of Common Stock, at the then current Series III Conversion Price and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series III Stock, and all provisions included under the caption "Series III Stock" in this Certificate, and all references to the Series III Stock in this Certificate, shall be deleted and shall be of no further force or effect. For purposes of this Section 5, the Mandatory Conversion Date shall occur upon the first to occur of the following:

                (A) upon the closing of the sale of shares of Common Stock in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation; or

                (B) the date on which there are issued and outstanding a number of shares of Series III Stock equal to less than 50% of the total number of shares of Series III Stock ever issued by the Corporation (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

         (b) All holders of record of shares of Series III Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series III Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series III Stock at such holder's address last shown on the records of the transfer agent for the Series III Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series III Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series III Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series III Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series III Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (c) All certificates evidencing shares of Series III Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series III Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series III Stock accordingly.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed thereto and this Certificate of Designation of Preferred Stock of the corporation to be signed on its behalf by its President this 19th day of November, 1997.

                                               CORECHANGE INC.

                                               By:  /s/ Ulf Arnetz
                                                  -----------------------------
                                                  Ulf Arnetz, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 CORECHANGE, INC

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

         CORECHANGE, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the

State of Delaware, does hereby certify as follows:

         By written action of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General

Corporation Law Of the State of Delaware, setting forth an amendment to the

Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the

General Corporation Law of the State of Delaware, and written notice of such consent will be given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:      That Article FOURTH of the Certificate of Incorporation of the
               Corporation be and hereby is deleted in its entirety and that Article FOURTH in the form attached hereto as EXHIBIT A be inserted in lieu thereof.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 21st day of January, 1998.

                                                     CORECHANGE INC.

                                                     By:  /s/ Ulf Arnetz
                                                        -----------------------
                                                          Ulf Arnetz
                                                          President

                                                                       EXHIBIT A

                Exhibit A to the Certificate of Amendment of the
                Certificate of Incorporation of Corechange, Inc.
                ------------------------------------------------

         1. Article FOURTH of the Certificate of incorporation of the Corporation is hereby amended to read as follows:

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 14,000,000 shares, consisting of
(a) 9,000,000 shares of Common Stock, $.01 par value (the "Common Stock") and
(b) 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

         A. COMMON STOCK. Except as otherwise provided by the General Corporation Law of the State of Delaware or by Part B of this Article IV fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of Preferred Stock, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights appertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of Delaware.

         Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to the rights and preferences of any Preferred Stock, in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

         B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to

                                    EXHIBIT A
determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

         C. SERIES A CONVERTIBLE PREFERRED STOCK. 2,884,598 shares of the authorized Series A Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the powers, preferences and rights, and the qualifications, limitations or restrictions set forth below:

         1. DIVIDENDS. (a) The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for the purpose. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. The Corporation shall not pay dividends on or make any other distribution on the Common Stock unless simultaneously therewith dividends are paid, or a distribution is made, on the Series A Preferred Stock in an amount such that the holders of Series A Preferred Stock shall be entitled to receive in respect of each share of Series A Preferred Stock an amount equal to the amount of the dividend payable or the distribution made in respect of each share of Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

            (b) For purposes of this Section 1, unless the context requires otherwise, "dividend" or "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

         2. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for

                                    EXHIBIT A
      distribution to its stockholders on a parity with the Series I Stock, Series II Stock and Series III Stock and after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior to Series A Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior to Series A Preferred Stock") by reason of their ownership thereof, an amount equal to $4.160024 for each share of Series A Preferred Stock then held by them (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus a sum equal to all declared but unpaid dividends, if any, on the Series A Preferred Stock.

         If the assets distributable in any such event to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the Series A Preferred Stock and of any other class of series of stock ranking on liquidation on a parity with the Series A Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive if all amounts payable on or with respect to such shares were paid in full. After the payment of all preferential amounts required to be paid to the holders of Senior to Series A Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior to Series A Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders. For purposes of this
      Section 2, the sale of all or substantially all of the Corporation's property and assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of all of the outstanding shares of this Corporation for securities issued or other consideration paid, by the acquiring Corporation or any parent or subsidiary thereof (except for a merger or consolidation after the consummation of which the shareholders of this Corporation own in excess of 51% of the voting securities of the surviving corporation or its parent corporation) shall be deemed a voluntary dissolution, liquidation or winding up of the affairs of the Corporation.

         3. CONVERSION. The Series A Preferred Stock shall be convertible as follows:

            (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock determined by dividing $4.160024 by the Conversion Price in effect at the time of conversion. The Conversion Price shall initially be $4.160024, and shall be adjusted and

                                    EXHIBIT A
      readjusted from time to time as provided in this Section 3. Certain capitalized terms used in this Section 3 have the meanings specified in paragraph (d) of this Section 3.

            (b) AUTOMATIC CONVERSION. (i) PUBLIC OFFERING. Each share of Series A Preferred Stock shall automatically be converted into Common Stock at the then effective Conversion Price applicable to such share of Series A Preferred Stock upon the closing (the date of such closing being referred to as the "Mandatory Conversion Date") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation to the public at a public offering price per share to the public of at least two times the then effective Series A Conversion Price and resulting in gross proceeds to the Corporation of not less than $20,000,000 (in the event of which offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such offering). Each person who holds of record Series A Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have been declared but unpaid prior to the time of the automatic conversion. Such dividends shall be paid to all such holders within 30 days of the automatic conversion.

            (c) MANDATORY CONVERSION. (i) On the Mandatory Conversion Date the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Preferred Stock" in this certificate, and all references to the Series A Preferred Stock in this Certificate, shall be deleted and shall be of no further force or effect.

                (ii) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 3(b). Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3(b). On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Mandatory Conversion Date). It so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or

                                    EXHIBIT A
      instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 3(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                (iii) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all Purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

            (d) MECHANICS OF CONVERSION. (i) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price applicable to such share of Series A Preferred Stock. Before any holder of Series A Preferred Stock shall be entitled to convert the same into Common Stock (or, in the case of automatic conversion of Series A Preferred Stock pursuant to Section 3(b) hereof, before any holder of such Series A Preferred Stock so converted shall be entitled to receive a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion), he shall surrender to the Corporation at the office of the corporation or of any transfer agent for the Series A Preferred Stock, the certificate or certificates representing such Series A Preferred Stock, accompanied by written notice to the Corporation that he elects to convert all or a specified number of such shares (or, in the case of such automatic conversion, he is surrendering the same) and stating therein his name or the name or names of his nominees in which he wishes the certificate or certificates for Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and, if less than the full number of shares of Series A Preferred Stock evidenced by such surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by such surrendered certificate less the number of such shares being converted. Any conversion made at the election of a holder of Series A Preferred Stock shall be deemed to have been made immediately

                                    EXHIBIT A
      prior to the close of business on the date of such surrender of the Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                (ii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                (iii) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

            (e) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

                (i) SPECIAL DEFINITIONS. For purposes of this Section 3(d), the following definitions shall apply:

                    (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                    (2) "ORIGINAL ISSUE DATE" shall mean the date on which a share of Series A Preferred was first issued.

                    (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than shares of Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                    (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 3(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Stock issued or issuable:

                        (A) upon conversion of Series A Preferred Stock, Series I Preferred Stock, Series II Preferred Stock or Series III Preferred Stock; or

                        (B) up to 963,451 shares of Common Stock issued to directors, officers or employees of, or consultants to, the Corporation pursuant to a stock purchase or option plan or other employee stock incentive program;

                                    EXHIBIT A

                        (C) shares of Common Stock issued or issuable as a dividend or distribution pro rata (calculated on an as-converted basis) on all shares of Preferred Stock;

                        (D) with respect to a series of Preferred Stock, shares of Common Stock issued or issuable as a dividend or distribution on such series of Preferred Stock;

                        (E) shares of Common Stock issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an adjustment is provided in Subsection 3(f), (g), (h) or (i) below;

                        (F) up to 120,984 shares of Common Stock issuable to Cambridge Technology Partners;

                        (G) up to 38,382 shares of Common Stock to be issued to Benjamin Weissberg and Jonathan Leitersdorf pursuant to the Agreement dated June 30, 1997 between the Corporation and them;

                        (H) up to 15,000 shares of Common Stock issuable to Gustin Partners pursuant to an oral agreement between Gustin Partners and the Company;

                        (I) 71,000 shares of Common Stock to be issued to Montgomery Securities;

                        (J) shares of Common Stock issuable upon the exercise of warrants held by Tucker Anthony Incorporated pursuant to a letter agreement between the Company and Tucker Anthony Incorporated dated November 19, 1997; and

                        (K) up to 15,000 shares of Common Stock issuable to strategic partners of the Company.

                (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price, in respect of the issuance of Additional Shares of Common Stock or otherwise,
      (a) unless the consideration per share (determined pursuant to Section 3(c)(v) hereof) for Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock with respect to such series.

                                    EXHIBIT A

                (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                      (1) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue, sell, grant or assume any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, PROVIDED that Additional Shares of Common Stock shall not be deemed to have been issued for purposes of adjusting the Conversion Price unless the consideration per share (determined pursuant to Section 3(e)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock is deemed to be issued:

                          (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                          (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are outstanding at such time;

                          (C) upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been fully exercised, converted or exchanged, the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                             (I) in the case of such Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the

                                    EXHIBIT A
      exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received for such Additional Shares of Common Stock was, in the case of Options, the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon much exercise, or, in the case of Convertible Securities, the consideration actually received by the Corporation for the issue, sale or assumption of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                             (II) in the case of Options for Convertible
      Securities, only the Convertible Securities, it any, actually issued or sold upon the exercise thereof were issued at the time of issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3(e)(v)) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised;

                          (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                          (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                          (F) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to subparagraph 3(d)(vi) as of the actual date of their issuance.

                      (2) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISION. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock, or shall effect a subdivision of the outstanding Common Stock, into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then and in each such event, Additional Shares of Common Stock, shall be deemed to have been issued:

                                    EXHIBIT A

                      (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                      (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

      It such record date shall have been fixed and such dividend or distribution shall not have been paid on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to subparagraph 3(e)(vi) as of the time of actual payment of such dividend or distribution.

                (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue or be deemed to issue Additional Shares of Common Stock (excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(2), which event is dealt with in Section 3(e)(vi)) for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue or sale in order to increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued, PROVIDED THAT, for the purpose of this subsection 3(e)(iv), (i) all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation; and PROVIDED FURTHER that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                (v) DETERMINATION OF CONSIDERATION. For purposes of this Section 3(d), the consideration received (or deemed to be received) by the Corporation

                                    EXHIBIT A
      for the issue or sale of any Additional Shares of Common Stock (or any Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(1)) shall be computed as follows:

                      (1) CASH AND PROPERTY: The consideration per share received by the Corporation for the issue or sale of Additional Shares of Common Stock shall:

                          (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                          (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; and

                          (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (A) and (B) above, allocable to such Additional Shares of Common Stock as determined in good faith by the Board of Directors.

                      (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share deemed to be received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                             (x) the total amount, if any, actually received by the Corporation as consideration for the issue, sale, grant or assumption of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating to such Options or Convertible Securities without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                             (y) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (vi) ADJUSTMENT FOR STOCK DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK.

                                    EXHIBIT A

                      (1) STOCK DIVIDENDS, DISTRIBUTIONS AND SUBDIVISION. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(e)(iii)(2), relating to stock dividends, distributions and subdivisions, the Conversion Price in effect immediately prior to such stock dividend, distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, distribution or subdivision, be proportionately decreased, and such adjustment shall become effective at the close of business on the date the event becomes effective.

                      (2) COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased, and such adjustment shall become effective at the close of business on the date the event becomes effective.

                (vii) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Preferred Stock.

                (viii) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                (ix) ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In the event the Corporation, after the Original Issue Date, (1) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (2) shall

                                    EXHIBIT A
      permit any other corporation or entity to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (3) shall transfer all or substantially all of its properties or assets to any other corporation or entity, or (4) shall effect a capital reorganization or reclassification of the Common Stock (other than a change from par to no-par value stock or from no-par to par value stock, or a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Conversion Price is provided in Section 3(e)(iv)), then, and in each such event, unless such event is deemed to be a liquidation pursuant to Section 2, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 3(e)(viii), the holder of Series A Preferred Stock, upon the conversion thereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had converted such Series A Preferred Stock immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 3. Notwithstanding anything contained herein to the contrary, the Corporation will not effect any of the transactions described in clauses (1) through
      (4) above unless, prior to the consummation thereof, each corporation (other than the Corporation) which may be required to deliver any stock, securities, cash or property upon the conversion of Series A Preferred Stock shall assume, by written instrument delivered to each holder of Series A Preferred Stock, the obligation to deliver to such holder such shares of stock, securities, cash or property as such holder may be entitled to receive upon such conversion.

            (f) NO IMPAIRMENT. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Series A Preferred Stock to exceed the Conversion Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Series A Preferred Stock, and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Series A Preferred Stock will exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Certificate of Incorporation and available for the purpose of issue upon such conversion.

                                    EXHIBIT A

            (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) the Conversion Price at the time in effect, and showing how it was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

            (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                (i) COMMON STOCK RESERVED. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

         4. REDEMPTION. On January 21, 2003, the Corporation shall redeem for cash out of any funds legally available therefor 33.4% of the Series A Preferred Stock held by each holder of Series A Preferred Stock on that date. On January 21, 2004, the Corporation shall redeem for cash out of any funds legally available therefor 50.0% of the Series A Preferred Stock held by each holder of Series A Preferred Stock on that date. On January 21, 2005, the Corporation shall redeem for cash out of any funds legally available therefor all of the Series A Preferred Stock held by each holder of Series A Preferred Stock on that date. Redemptions pursuant to this
      Section 4 shall be made for a price of $4.160024 per share of Series A Preferred Stock (as appropriately adjusted for any stock dividend, stock split, recapitalization or consolidation) plus an amount equal to the amount of all unpaid dividends payable in accordance with Section 1 hereof on each share of Series A Preferred Stock to be redeemed. The Corporation need not establish any sinking fund for the redemption of Series A Preferred Stock.

                                    EXHIBIT A

         The Corporation shall give written notice at least 45 days prior to the redemption dates provided above, and any rescheduled redemption dates as provided below, of its intention to redeem Series A Preferred Stock as provided herein, to each holder thereof, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and to specify the date of redemption and the number of shares to be redeemed. On or after the date of redemption unless postponed or waived as provided below, each holder of Series A Preferred Stock shall surrender a certificate or certificates representing the number of shares of Series A Preferred Stock to be redeemed as stated in the notice provided by the Corporation. If less than all the shares represented by such certificates are to be redeemed, the Corporation shall forthwith issue a new certificate, of like tenor, for the unredeemed shares.

         Notwithstanding the foregoing, the holders of at least a majority of the Series A Preferred Stock shall have the right to postpone the redemption dates or waive (on a pro rata basis) the obligation of the Corporation to redeem all or part of the Series A Preferred Stock, by written notice given to the Corporation at least ten (10) days prior to the scheduled redemption date. The Corporation shall not redeem the Series A Preferred Stock of any holder of Series A Preferred Stock until the scheduled redemption date, if any.

         The holders of Series A Preferred Stock shall have the right to postpone or waive in the manner provided above the obligation of the Corporation to redeem shares each time the Corporation gives notice of redemption. In the event the holders of Series A Preferred Stock shall postpone or waive the obligation of the Corporation to redeem their Series A Preferred Stock in the manner provided above, the Corporation shall be deemed to postpone or waive its right to redeem the Series A Preferred Stock.

         For the purpose of determining whether funds are legally available for redemption of Series A Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on any redemption date funds of the Corporation legally available therefor shall be insufficient to redeem all the Series A Preferred Stock required to be redeemed as provided herein, those funds that are legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series A Preferred Stock. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

         Unless there shall have been a default in the making of a scheduled redemption or a scheduled redemption is postponed or waived, no shares of Series A Preferred Stock shall be entitled to any dividends declared after the scheduled redemption date for such shares, and on such scheduled redemption date all rights of the holder of such shares as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the redemption price of such shares, without interest upon

                                    EXHIBIT A
      presentation and surrender of the certificate representing such shares, and such shares will not from and after such redemption date be deemed to be outstanding.

         Any Series A Preferred Stock redeemed pursuant to this Section 4 will be cancelled and will not under any circumstances be reissued, sold or transferred and the corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         5. VOTING RIGHTS. The holders of Series A Preferred Stock shall be entitled, on all matters submitted for a vote of the holders of shares of Common Stock, whether pursuant to law or otherwise (and whether at a meeting of stockholders or by written action in lieu of meeting), to one vote for each whole share of Common Stock issuable as of the record date fixed for such vote, or if no record date was fixed, the date of such vote upon the conversion of each share of Series A Preferred Stock held as of such date, and on all such matters, except as provided by law, by the provisions of this Section 5 below or by the provisions establishing any other series of Preferred Stock, shall vote together as one class with the holders of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock on such matters. In addition, the holders of Series A Preferred Stock shall have the voting powers provided for by law and shall have the further voting powers provided for below:

            So long as there shall be issued and outstanding a number of shares of Series A Preferred Stock equal to at least 50% of the total number of shares of Series A Preferred Stock ever issued by the Corporation (subject to adjustment) the consent of the holders of at least a majority of the outstanding Series A Preferred Stock, voting separately as a single class (each share of Series A Preferred Stock having a vote equal to the number of whole shares of Common Stock issuable as of the date of such vote upon conversion of such share of Series A Preferred Stock), in person or by proxy, either in writing without a meeting or at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                (i) amend or repeal any provision of, or add any provision to, the Corporation's By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred Stock or the Restated Certificate of Incorporation;

                (ii) reclassify any Common Stock into shares having any preference or priority as to the payment of dividends or the distribution of assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or

                (iii) pay or declare any dividend or distribution on any shares of Common Stock or any other security having any preference as priority as to the payment of dividends or distributions junior to the Series A Preferred Stock and except pursuant to the Corporation's rights of first refusal contained in the Stockholders Agreement, dated of even date with the first issuance of Series A Preferred Stock, as amended from time to time; or

                                    EXHIBIT A

                (iv) authorize or issue any other class or classes of stock or series of Preferred Stock or increase the number of authorized shares of an existing class or series of Preferred Stock having any preference or priority as to the payment of dividends or the distribution of assets superior to or on a parity with the Series A Preferred Stock; or

                (v) sell all or substantially all of the Corporation's assets or effect a merger or consolidation or any other transaction resulting in the acquisition of the Corporation by another corporation or entity (except for a merger or consolidation after the consummation of which the stockholders of this Corporation own in excess of a majority of the voting securities of the surviving corporation or its parent corporation).

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CORECHANGE, INC.

                         Pursuant to Section 242 of the

                General Corporation Law of the State of Delaware

CORECHANGE, INC., (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation taken at a meeting, a resolutions was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent will be given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:      That Article FOURTH of the Certificate of Incorporation of the
--------       Corporation be and hereby is deleted in its entirety and that
               Article FOURTH in the form attached hereto as EXHIBIT A be inserted in lieu thereof.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 18th day of February, 2000.

                                     CORECHANGE, INC.

                                     By: /S/ ULF ARNETZ
                                        ----------------------------------------
                                             President
                                             Ulf Arnetz

                                                                      FINAL COPY

                         EXHIBIT A TO THE CERTIFICATE OF
                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                               OF CORECHANGE, INC.

          Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

     ARTICLE FOURTH. The Corporation shall only be authorized to issue 15,000,000 shares of common stock, $.01 par value per share (including Common Stock reserved for conversion of the Preferred Stock, and convertible securities, options and warrants), and7,849,584 shares of Preferred Stock, $.01 par value per share consisting of: (a) 413,965 shares designated as Series I Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES I PREFERRED"), (b) 336,021 shares designated as Series II Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES II PREFERRED"), (c) 215,000 shares designated as Series III Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES III PREFERRED"), (d) 2,884,598 shares designated as Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED"), and (e) 4,000,000 shares designated as Series B Convertible Preferred Stock, $.01 par value per share (the "SERIES B PREFERRED," and collectively with the Series I Preferred, Series II Preferred, Series III Preferred and Series A Preferred the "PREFERRED STOCK"). The relative powers, preferences, and rights of and the relative qualifications, limitations, and restrictions on such common stock and the Preferred Stock shall be as follows:

     Section 1. DEFINITIONS.

     Capitalized terms used in this ARTICLE FOURTH and not otherwise defined herein shall have the meanings set forth in SECTION 11 hereof.

     Section 2. RELATIVE RIGHTS AND PRIVILEGES.

          2A. COMMON STOCK. Except as otherwise provided by the General Corporation Law of the State of Delaware or by this Article IV fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of Preferred Stock, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights appertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the

                                                                      FINAL COPY

number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

          Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to the rights and preferences of any Preferred Stock, in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

     2B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

          Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences or relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, all to the full extent now or hereafter permitted by the General Corporation law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock or any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     Section 3. DIVIDENDS.

          3A. ORDINARY DIVIDENDS. The Board of Directors of the Corporation may determine the amount, timing and nature of any dividends or other distributions to be declared and paid with respect to each share of Common Stock, provided however, that the Corporation may not pay any such dividends nor make any such distributions, whether in cash or in kind, with respect to any share of Common Stock (other than dividends payable in shares of Common Stock or other securities of the Corporation distributed in connection with repurchases of

                                                                      FINAL COPY

Common Stock held by employees, officers, directors, consultants and advisers of the Corporation pursuant to the Company's stock restriction agreements), unless the Corporation shall have also declared and paid to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted into Common Stock immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          3B. PREFERENTIAL DIVIDENDS; GENERAL OBLIGATION . In addition to any dividends under SECTION 3A, and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in SECTIONS 3B, 3C AND 3D. Except as otherwise provided herein, dividends (the "8% Dividends") on each share of the Series B Preferred (a "SERIES B SHARE") shall accrue on a daily basis at the rate of 8% per annum on the Liquidation of each Series B Share from and including the date of issuance of such Series B Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation pursuant to
SECTION 4 or the redemption of such Series B Share by the Corporation pursuant to SECTION 5, and (ii) the date on which such Series B Share is converted into shares of Conversion Stock pursuant to SECTION 7. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Series B Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

          3C. ACCUMULATION OF DIVIDENDS DIVIDEND PAYMENT REFERENCE DATES. All preferential dividends which have accrued on each Series B Share under SECTION 3 shall be accumulated and shall remain accumulated dividends with respect to such Series B Share until paid to the holder thereof.

          3D. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS . Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Shares held by each such holder.

     Section 4. LIQUIDATION.


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          4A. PRIORITY OF SERIES B PREFERRED. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock ranking in liquidation prior and in preference to the Series B Preferred, but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Series B Shares held by such holder (plus all accrued and unpaid dividends thereon), and (ii) an amount in cash equal to the amount such holder would have received had such holder's Series B Shares been converted into Conversion Stock immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid under this Section 4, then such assets shall be distributed pro rata among the holders of the Series B Preferred and of any other class or series of stock ranking on liquidation on a parity with the Series B Preferred based upon the aggregate amount each such holder would otherwise be entitled to receive if all amounts payable on or with respect to such shares were paid in full. For purposes of the foregoing paragraph, the mere fact that an event may constitute a Change in Ownership or Fundamental Change as defined hereinafter shall not by itself cause such event to be construed as a liquidation, dissolution or winding up of the Corporation.

          4B. PRIORITY OF SERIES A PREFERRED. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after and subject to payment of all amounts due to the holders of Series B Shares as provided above in Section 4A and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to Series A Preferred, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities and on a parity with the Series I, II and III, an amount in cash equal to the aggregate Liquidation Value of all Series A Preferred held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred and any other class or series of stocks ranking on liquidation on a parity with such Series A Preferred (after payment to the holders of the Series B Preferred and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred) are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid upon such liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders, after payment of all amounts due to the holders of Series B Shares as provided above in Section 4A and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred, shall be distributed pro rata among the holders of the Series A Preferred and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock based upon the amount each such holders would otherwise be entitled to receive if all amounts payable in or with respect to such shares were paid


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in full. For purposes of the foregoing paragraph, the mere fact that an event may constitute a Change in Ownership or Fundamental Change as defined hereinafter shall not by itself cause such event to be construed as a liquidation, dissolution or winding up of the Corporation.

          4C. DISTRIBUTION TO HOLDERS OF COMMON STOCK. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after and subject to payment of all amounts due to the holders of Preferred Stock as provided above in SECTIONS 4A AND 4B in the Certificate of Designation for the Series I Preferred, Series II Preferred and Series III Preferred, respectively, any remaining assets or funds of the Corporation available for distribution to the holders of capital stock of the Corporation shall be distributed among the holders of Common Stock, pro rata, based on the number of shares of Common Stock held by each stockholder.

          4D. DECLARATION OF DIVIDENDS PRIOR TO LIQUIDATION. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends, giving preference first to those unpaid dividends due to the holders of the Series B Preferred in the event that there are not sufficient funds of the Corporation legally available for payment of all such unpaid dividends.

          4E. NOTICE. Not less than 10 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up.

     Section 5. REDEMPTIONS.

          5A.  CHANGE IN OWNERSHIP.

               i. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership or proposed Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred and each holder of Series B Preferred, and the Corporation shall give each such holder prompt written notice of any material change in the terms or timing of such transaction to the extent it is aware of such information.

               ii. In the event of a Change in Ownership, the holder or holders of a majority of the Series B Preferred Shares then outstanding may require the Corporation to redeem all of the Series B Preferred Shares at a Redemption Price per Series B Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) subject to the payment in full of all amounts required to be distributed in the


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     event of such Change in Ownership to the holders of any class or series of stock ranking prior in preference to the Series B Preferred; provided that, if the aggregate consideration paid to the Corporation or its stockholders as a result of the Change in Ownership as determined by the Board of Directors in their reasonable discretion equals at least $30 million, then accrued and unpaid 8% Dividends shall not be included in the redemption price and shall not be paid to the holders of Series B Preferred Shares in connection with such redemption. The Redemption Price under this paragraph may, in the Board's reasonable discretion, be paid with the same form of consideration received by the selling shareholders for their controlling interest in the Corporation, with the value of such consideration to be determined by the Board in its reasonable discretion.

               iii. In the event of a Change in Ownership, after and subject to payment of all amounts to the holders of Series B Preferred Shares as provided above in SECTION 5B(II), the holder or holders of a majority of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the Series A Preferred Shares for a Redemption Price equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) subject to the payment in full of all amounts required to be distributed in the event of such Change in Ownership to the holders of any class or series of stock ranking prior in preference to the Series A Preferred.

               iv. The foregoing majority holder or holders may require redemption as described above by giving written notice to the Corporation of their respective elections prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "EXPIRATION DATE"). Upon the later of (a) the occurrence of the Change in Ownership, and (b) five days after the Corporation's receipt of such election(s), the Corporation shall be obligated to redeem: FIRST, the Series B Preferred Shares in accordance with SECTION 5A(II); and SECOND, after and subject to redemption of such Series B Preferred Shares, the Series A Preferred Shares in accordance with
     SECTION 5A(III).

               v. If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

               vi. The term "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of capital stock as of the date of the Purchase Agreement, owning or otherwise controlling more than 50% of the capital stock of the Corporation entitled to vote in ordinary circumstances.

               vii. Nothing herein shall be deemed to limit or restrict the right of a holder of Preferred Stock to convert such Shares into Conversion Stock in connection


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     with a Change in Ownership.

          5B. DEMAND AND AUTOMATIC REDEMPTIONS.

               i. The holders of Series A Preferred and Series B Preferred shall be entitled to demand redemption as provided below in Section 5C(ii) (a "Demand Redemption") and automatic redemption as provided below in Section 5C(iii) of their Shares as further provided in this Section 5C.

               ii. At any time on or after the fifth anniversary of the first issuance of Series B Preferred, the holders of at least a majority of the Series B Preferred then outstanding shall be entitled to require the Corporation to redeem all of the Series B Shares by notifying the Corporation in writing that such holders are requiring redemption (the "Series B Demand Redemption Notice"). Within five (5) business days following the Corporation's receipt of the Series B Demand Redemption Notice, the Corporation shall deliver a copy of such written notice to all other holders of Series B Preferred, and the Redemption shall be consummated within sixty (60) business days following final determination of the Redemption Price; provided, however, that if the Corporation receives a Series B Demand Redemption Notice prior to redemption of the Series A Preferred as provided below, then the Series B Preferred shall be redeemed hereunder prior to and in preference of the Series A Preferred.

               iii. At any time on or after the fifth anniversary of the first issuance of Series B Preferred but subject to the further provisions of this SECTION 5 (including SECTION 5C(II)), the holders of at least a majority of the Series A Preferred then outstanding shall be entitled to require the Corporation to redeem all of the Series A Shares by notifying the Corporation in writing that such holders are requiring redemption (the "SERIES A DEMAND REDEMPTION NOTICE"). Within five (5) business days following the Corporation's receipt of the Series A Demand Redemption Notice, the Corporation shall deliver a copy of such written notice to all holders of Series B Preferred, and the Redemption shall be consummated within sixty (60) business days following final determination of the Redemption Price.

               iv. The Corporation shall give written notice at least 45 days prior to the redemption dates provided herein, and any rescheduled redemption dates as provided below, of its intention to redeem Series A Preferred as provided herein, to each holder of Series A Preferred and each holder of Series B Preferred, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and to specify the date of redemption and the number of shares to be redeemed. Notwithstanding the foregoing, the holders of at least a majority of the Series A Preferred shall have the right to postpone the redemption dates or waive (on a pro rata basis) the obligation of the Corporation to redeem all or part of the Series A Preferred by written notice given to the Corporation at least ten (10) days prior to the scheduled redemption


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     date. The holders of Series A Preferred shall have the right to postpone or waive in the manner provided above the obligation of the Corporation to redeem Shares each time the Corporation gives notice of redemption. The Corporation shall not redeem the Series A Preferred of any holder of Series A Preferred until the scheduled redemption date, and then only if the holders of a majority of the Series A Preferred have not exercised their right to postpone or waive such redemption.

               v. The "REDEMPTION PRICE" for purposes of this SECTION 5C shall be equal, per Share, to: (A) in the case of Series A Preferred, the Liquidation Value for such Share plus all accrued and unpaid dividends thereon, or (B) in the case of Series B Preferred, the greater of (x) the Liquidation Value for such Share plus all accrued and unpaid dividends thereon and (y) the Market Price thereof.

               vi. If the funds of the Corporation legally available for redemption of the Preferred Stock subject to redemption as described above are insufficient to redeem the Series B Shares, then the Corporation shall redeem (a) first, the Series B pro rata among the holders of the Series B Shares, and (b) second, the Series A Preferred Shares to the extent required to be redeemed as set forth above in SECTION 5C(III), pro rata among the holders thereof in accordance with their respective ownership percentages of all issued and outstanding Series A Preferred. In such event and in exchange for its ratable share of legally available funds, each holder of such Preferred Stock shall be required to deliver to the Corporation certificate(s), duly endorsed for transfer to the Corporation, representing the number of its shares of such Preferred Stock calculated by dividing its ratable share of legally available funds by the Redemption Price. Fractional redemption of shares of Preferred Stock shall not, however, be permitted, and any fractional Share resulting from the above formula shall be retained by the holder thereof until subsequently redeemed pursuant to this SECTION 5C. If the certificates delivered to the Corporation by a holder represent(s) a number of shares of such Preferred Stock in excess of the Shares resulting from the above formula, the Corporation shall be obligated to issue to such holder a certificate representing the excess number of shares of such Preferred Stock. If at any time after the aforementioned redemption, additional funds of the Corporation become legally available for payment to the remaining holders of Series A Preferred or Series B Preferred, such funds will be used, at the end of the next succeeding fiscal quarter and in accordance with the procedure outlined above, to pay such holders ratably for additional Shares until the Redemption Price for each such share of Preferred Stock is paid in full.

          5C. DIVIDENDS IN CONNECTION WITH REDEMPTION. Prior to any redemption of Series A Preferred or Series B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends, provided, however that in the event that the Redemption Price is based upon the Market Price, no dividends shall be


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declared (and all rights to such dividends shall be deemed to have been forgiven by such holder). No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          5D. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred, and the Corporation may from time to time take such appropriate actions as may be necessary to reduce the authorized Series B Preferred accordingly.

          5E. NO OTHER REDEMPTION. The Corporation shall not have the rights to redeem any shares of Preferred Stock unless the holders thereof require the Corporation to redeem their shares of Preferred Stock as provided under this
SECTION 5.

     Section 6. VOTING.

          Except as otherwise required by law, with respect to all matters submitted to a vote of holders of Common Stock generally, the holder of each Share of Series A Preferred and each Share of Series B Preferred (i) shall be entitled to the number of votes which is equal to the number of shares of Conversion Stock into which such Share is then convertible; (ii) shall have voting rights and powers equal to the voting rights and powers of any other holder of a share of Common Stock and shall vote as a single class with the holders of shares of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock; and (iii) shall be entitled to notice of any meeting of the holders of Common Stock of the Corporation in accordance with the bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Shares of Series A Preferred and Series B Preferred held by each holder could then be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     Section 7. CONVERSION.

          7A. CONVERSION PROCEDURE.

               i. At any time and from time to time, any holder of Series A Preferred or Series B Preferred may convert all or any portion of the Series A Preferred and Series B Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares of such Preferred Stock to be converted, by the Liquidation Value for such Shares and dividing the result by the Conversion Price for such Shares then in effect.


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               ii. Except as otherwise provided herein, each conversion of such
     Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of such Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               iii. The conversion rights of any Share subject to redemption hereunder shall terminate 10 business days prior to the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the full consideration therefor required hereunder.

               iv. If conversion of the Series A Preferred or Series B Preferred is to be made in connection with a Public Offering or other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction (including, without limitation, a Change in Ownership, Fundamental Change or Organic Change), in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               v. Notwithstanding any other provision hereof, all accrued and unpaid dividends on the Shares so converted shall be canceled immediately prior to such conversion, and the holder(s) of such Shares shall not receive, nor shall they be entitled to, any payment in respect of such dividends.

               vi. As soon as possible after a conversion has been effected (but in any event within five business days in the case of Section 7A(vi)(a) below), the Corporation shall deliver to the converting holder:

                    (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                    (b) a certificate representing any Shares of Series A
               Preferred or Series B Preferred, as applicable, that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.


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               vii. The issuance of certificates for shares of Conversion Stock upon conversion of such Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               viii. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder.

               ix. The Corporation shall not close its books against the transfer of such Preferred Stock or of Conversion Stock issued or issuable upon conversion of such Preferred Stock in any manner that interferes with the timely conversion of such Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               x. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of such Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Shares. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Shares.

               xi. If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of such Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Conversion Price of such fractional interest as of the date of conversion.


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               xii. If the shares of Conversion Stock issuable by reason of conversion of such Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

               xiii. All shares of Series A Preferred and Series B Preferred that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights if any to receive notices and to vote, shall immediately cease and terminate on the effective date of such conversion, except only the right of the holders thereof to receive shares of Conversion Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series A Preferred and Series B Preferred so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of Series A Preferred or Series B Preferred, as applicable, accordingly.

          7B. CONVERSION PRICE.

               i. The initial Conversion Price shall be as follows: (1) for the Series A Preferred, $4.160024 per Series A Preferred Share, and (2) for the Series B Preferred $5.837 per Series B Preferred Share (the "Conversion Price"). In order to prevent dilution of the conversion rights granted under this Section 7, the respective Conversion Price for the Series A Preferred and Series B Preferred shall be subject to adjustment from time to time pursuant to this Section 7B.

               ii. If and whenever on or after the original date of issuance of the Series A Preferred or the original date of issuance of the Series B Preferred, as applicable, the Corporation issues or sells, or in accordance with Section 7C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price for the applicable Series A Preferred or Series B Preferred in effect immediately prior to the time of such issue or sale, then immediately upon such issuance or sale or deemed issuance or sale, such Conversion Price(s) shall be reduced to the Conversion Price determined by dividing (a) the sum of
     (1) the product derived by multiplying the Conversion Price in effect for such Shares immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the


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     Corporation upon such issue or sale, by (b) the number of shares of Common
     Stock Deemed Outstanding immediately after such issue or sale.

          7C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under SECTION 7B, the following shall be applicable:

               i. ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               ii. ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional


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     consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this SECTION 7, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               iii. CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of
     SECTION 7C, if the terms of any Option or Convertible Security which was outstanding as of the original date of issuance of the Series A Preferred or Series B Preferred, respectively, are changed in the manner described in the immediately preceding sentence, then for purposes of the Conversion Price applicable to such Series A Preferred or Series B Preferred, as applicable, such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

               iv. TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of SECTION 7C, the expiration or termination of any Option or Convertible Security that was outstanding as of the date of issuance of the Series A Preferred or Series B Preferred, as applicable, shall not cause the Conversion Price for such Series A Preferred or Series B Preferred, as applicable, to be adjusted hereunder unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred or Series B Preferred, as applicable.


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               v. CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock,
     Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board of Directors in the exercise of its reasonable discretion.

               vi. INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               vii. TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               viii. RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               ix. CERTAIN ISSUANCES . Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to
     (a) the issuance of any option, warrant, Common Stock or Equity Equivalent to any employee, officer, director, consultant or advisor, in connection with a stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors to the extent that the Common Stock issued or issuable with respect to all such plans, agreements and


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     arrangements does not exceed 20% of the Common Stock Deemed Outstanding,
     (b) issuance of Common Stock upon the conversion of any Shares or upon the conversion of any other presently outstanding convertible debt or other convertible securities of the Corporation, (c) issuance of capital stock upon the exercise of any presently outstanding warrants, (d) issuance of up to 196,774 shares of Common Stock issuable to Cambridge Technology Partners, (e) issuance of up to 38,382 shares of Common Stock to be issued to Benjamin Weissberg and Jonathan Leitersdorf pursuant to the Agreement dated June 30, 1997 between the Corporation and them, (f) issuance of up to 15,000 shares of Common Stock usable to Gustin Partners pursuant to an oral agreement between Gustin Partners and the Corporation, (g) up to 15,000 shares of Common Stock issuable to strategic partners of the Company, (h) issuance by way of a dividend or other distribution on shares of Preferred Stock in accordance with the Certificate of Incorporation, as amended, or
     (i) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act.

          7D. SUBDIVISION OR COMBINATION OF COMMON STOCK . If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          7E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred and Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Shares immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions.


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          7F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred and Series B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this SECTION 7 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share.

          7G. NOTICES.

               i. Immediately upon any adjustment of the Conversion Price of either the Series A Preferred or the Series B Preferred, the Corporation shall give written notice thereof to all holders of such Preferred Stock , setting forth in reasonable detail and certifying the calculation of such adjustment.

               ii. The Corporation shall give written notice to all holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a)with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               iii. The Corporation shall also give written notice to the holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          7H. MANDATORY CONVERSION.

               i. The Corporation may at any time require the conversion in accordance with this Section 7 of all (but not less than all) of the outstanding Series A Preferred and/or Series B Preferred (as applicable) if the Corporation is at such time effecting a firm commitment underwritten Public Offering of shares of its Common Stock in which: (i) in the case of the Series A Preferred, (A) the aggregate price paid by the public for the shares shall be at least $20,000,000, and (B) the price per share paid by the public for such shares shall be at least two (2) times the Series A Conversion Price; or (ii) in the case of Series B Preferred, (A) the aggregate price paid by the public for the shares shall be at least $30,000,000, and (B) the price per share paid by the public for such shares shall be at least two and one-half (2 1/2) times the Series B Conversion Price (a "Qualified Public Offering."). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred and Series B Preferred, as applicable, at least seven days prior to


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     such closing, which notice shall contain a conversion date and place designated for such conversion.

               ii. The holders of 75% of Series B Preferred Shares may at any time require the conversion in accordance with this Section 7 of all (but not less than all) of the outstanding Series B Preferred. Any such mandatory conversion shall be effected upon written notice of such mandatory conversion delivered by such holders to the Corporation (upon receipt of which the Corporation shall immediately provide written notice thereof to all other holders of Series B Preferred).

     Section 8. EVENTS OF NONCOMPLIANCE.

           8A   DEFINITION. An Event of Noncompliance shall have occurred if:

               i. the Corporation fails to pay on any date on which such payment is required pursuant to the terms hereof the full amount of dividends then accrued on the Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               ii. the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               iii. the Corporation breaches or otherwise fails to comply with its obligations under the Purchase Agreement and such breach or failure continues for thirty (30) days after written notice thereof to the Corporation or is incapable of being cured;

               iv. any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series B Preferred pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished;

               v. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy,


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     reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 90 days;

               vi. a judgment in excess of $1,000,000 is rendered against the Corporation or any Subsidiary and, within 90 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgment is not discharged; or

               vii. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity.

          8B. CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

               i. If an Event of Noncompliance of the type described in Section 8A(v) has occurred, or any Event of Noncompliance other than of the type described in Section 8A(v) has occurred and continues to exist for 30 days, then thereafter and during the continuation of such Event of Noncompliance, the dividend rate payable on the Series B Preferred Shares as set forth in
     Section 3B shall be increased to the annual rate determined by adding the prime rate charged by Citibank in New York (as published in the Wall Street Journal on the first business day after such default) plus 8%, with such dividends to accrue on a daily basis.

               ii. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law, and the foregoing increased dividend rate shall not be construed to offset, reduce, limit or liquidate damages arising from such Event of Noncompliance.

     Section 9. REGISTRATION OF TRANSFER.

     The Corporation shall keep at its principal office a register for the registration of Series A Preferred and Series B Preferred. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such


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number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on such Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     Section 10. REPLACEMENT.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred or Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on such Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 11. DEFINITIONS.

     "COMMON STOCK" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 7C(I) and 7C(II) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred.

     "CORPORATION" means Corechange, Inc., a Delaware Corporation.

     "CONVERSION STOCK" means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.


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     "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "CONVERSION PRICE" means with the conversion price applicable to any particular Share determined in accordance with SECTION 7.

     "JUNIOR SECURITIES" means (i) relative to the Series A Preferred, Series I Preferred, Series II Preferred, or Series III Preferred, the Common Stock and any other equity securities of the Corporation ranking or liquidation junior to the Series A, I, II and III Preferred, (ii) relative to the Series B Preferred, the Common Stock, Series A Preferred, Series I Preferred, Series II Preferred, Series III Preferred and any other equity securities of the Corporation ranking upon liquidation junior for the Series B Preferred.

     "LIQUIDATION VALUE" shall be equal to, as of any particular date (i) with respect to any Series B Share $5.837, as proportionately adjusted to reflect any stock split, stock dividend, recapitalization or similar event affecting the Series B, and (ii) with respect to any Share of Series A Preferred as of January 21, 1998, $4.160024, as proportionately adjusted for dates thereafter to reflect any stock split, stock dividend, recapitalization or similar event affecting the Series A Preferred.

     "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board of Directors in the exercise of their reasonable discretion.

     "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "PERSON" means an individual, a partnership, a Corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of


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1933, as then in effect, or any comparable statement under any similar federal statute then in force.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of February 18, 2000 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     "REGISTRATION AGREEMENT" means the Registration Agreement as defined in the Purchase Agreement.

     "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "SHARE" means a share of either Series A Preferred or a share of Series B Preferred, as applicable.

     "SUBSIDIARY" means, with respect to any Person, any Corporation, limited liability company, partnership, association or other business entity of which
(i) if a Corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a managing member, general partner or similar controlling party of such limited liability company, partnership, association or other business entity.

               11A. OTHER DEFINITIONS.


Change in Ownership.................................6
Conversion Price...................................13
Corporation.........................................1
Demand Redemption...................................8
Expiration Date.....................................6
Fundamental Change..................................7
Organic Change.....................................17
Preferred Stock.....................................1
Qualified Public Offering..........................18
Redemption Price....................................9
Series A Demand Redemption Notice...................8
Series B Demand Redemption Notice...................8


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

Series A Preferred..................................1
Series B Preferred..................................1
Series I Preferred..................................1
Series II Preferred.................................1
Series III Preferred................................1
Series B Share......................................3



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     Section 12. AMENDMENT AND WAIVER.

     Any provision of this Amendment to the Certificate of Incorporation may be waived in writing by the holders of a majority of the shares of each adversely affected class of capital stock. No amendment, modification or waiver of any of the Articles of Incorporation shall be binding or effective with respect to any provision of Section 1 through and including Section 13 hereof without the prior written consent of the holders of a majority of the Series A Preferred and holders of a majority of the Series B Preferred outstanding at the time such action is taken, and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Corporation or entity unless the Corporation has obtained such prior written consent.

     Section 13. NOTICES.

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


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